UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2004

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0-2585 (Commission File Number)	62-0183370 (I.R.S. Employer Identification No.)

345-B Nowlin Lane, Chattanooga, Tennessee (Address of principal executive offices)	37421 (zip code)

Registrant's telephone number, including area code (423) 510-7010

Item 5.	Other Events and Regulation FD Disclosure.

The Dixie Group, Inc. ("Dixie") received notice that Monterey Carpets Inc. ("Monterey") has elected to terminate its supply arrangement with Chroma Systems Partners ("Chroma Systems") effective August 2005. Chroma Systems is a partnership jointly owned by Dixie and Monterey that operates a carpet dyeing and finishing facility in Santa Ana, California. Chroma Systems currently dyes and finishes substantially all of Monterey's carpet production and Dixie's Fabrica Division's carpet production and performs dyeing and finishing operations for other carpet mills. Under the terms of the partnership agreement, Monterey's decision will effectively give Dixie the option to acquire Monterey's interest in the partnership for a nominal value and assume full control of Chroma's operations when the supply agreement terminates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 11, 2004	THE DIXIE GROUP, INC.
By: /s/ Gary A. Harmon Gary A. Harmon Chief Financial Officer